EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-129210 of Shoe Pavilion, Inc. of our report dated March 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a restatement) appearing in the Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended January 1, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
January 17, 2006